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                                                                       EXHIBIT 5

                 [WENDEL, ROSEN, BLACK & DEAN, LLP LETTERHEAD]

                               February 28, 1997

Krause's Furniture, Inc.
5980 Stoneridge Dr., Suite 109
Pleasanton, CA 94588

      RE: REGISTRATION OF SECURITIES ON FORM S-1 REGISTRATION STATEMENT OF KRAUSE'S FURNITURE, INC.

Ladies and Gentlemen:

      You have requested our opinion in connection with the above-referenced Registration Statement, as amended (the "Registration Statement"), under which Krause's Furniture, Inc., a Delaware corporation (the "Company"), is registering for sale certain shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), which are presently issued and outstanding. The shares of Common Stock being registered for sale pursuant to the Registration Statement are referred to herein as the "Shares."

      We have examined, among other things, originals or copies identified to our satisfaction as being true copies of the above-referenced Registration Statement, the Certificate of Incorporation and Bylaws of the Company, various corporate resolutions adopted by the Board of Directors of the Company relating to the authorization and issuance of the Shares, and other pertinent documents and instruments of the Company. In addition to such examination, we have obtained from officers of the Company other such information and advice as we have deemed necessary for purposes of this opinion.

      On the basis of the foregoing and our examination and consideration of such other factual and legal matters as we have deemed appropriate in the premises, we are of the opinion as follows:

      1.  All of the Shares are duly authorized.

      2. The Shares have been legally issued and are fully paid and nonassessable.

      We consent to the use of our name under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         WENDEL, ROSEN, BLACK & DEAN, LLP

                                         /s/ William E. Horwich
                                         ---------------------------------
                                             William E. Horwich

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